Exhibit 99.1

Contact:
Euronet Worldwide, Inc.
Stephanie Taylor
+1-913-327-4200

Euronet Worldwide Announces Notice of Full Redemption of its 1.50% Convertible Senior Notes due 2044

LEAWOOD, KANSAS, USA - March 18, 2019 - Euronet Worldwide, Inc. ("Euronet" or the "Company") (Nasdaq: EEFT), a leading electronic payments provider, today announced that it has delivered a notice of redemption to the trustee of the Company's outstanding 1.50% Convertible Senior Notes Due 2044 (CUSIP No. 298736 AH2) (the “Notes”) pursuant to which the Company will redeem all of the remaining outstanding Notes on May 28, 2019 (the “Redemption Date”). The redemption price for the Notes is equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest until, but excluding, the Redemption Date.

Euronet has instructed U.S. Bank as the trustee for the Notes, to distribute the notice of redemption to all registered holders of the Notes. Copies of the notice and additional information relating to the procedure for redemption may be obtained from U.S. Bank by calling 1 (800) 934-6802.

The Notes are convertible at any time prior to the close of business on May 24, 2019. The current conversion rate is 13.8534 shares of Euronet common stock per $1,000 original principal amount of the Notes, which is equivalent to a conversion price of approximately $72.18 per share (subject to adjustment in accordance with the terms of the indenture for the Notes). In accordance with the terms of the indenture for the Notes, Euronet has elected to settle any Notes surrendered for conversion through a combination settlement of cash and shares of Euronet common stock.

About Euronet Worldwide, Inc.
Euronet Worldwide is an industry leader in processing secure electronic financial transactions. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of prepaid mobile phone time and other prepaid products.

Euronet's global payment network is extensive - including 40,354 ATMs, approximately 293,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 53 countries; card software solutions; a prepaid processing network of approximately 719,000 POS terminals at approximately 334,000 retailer locations in 45 countries; and a global money transfer network of approximately 369,000 locations serving 150 countries. With corporate headquarters in Leawood, Kansas, USA, and 65 worldwide offices, Euronet serves clients in approximately 165 countries. For more information, please visit the Company's website at www.euronetworldwide.com.

Cautionary Statement Concerning Forward-Looking Statements

Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including the effects in Europe of the U.K.’s departure from the EU and economic conditions in specific countries or regions; the effects of demonetization in India; technological developments affecting the market for the Company's products and services; foreign currency exchange rate fluctuations; the effects of any breaches in the security of our computer systems or those of our customers or vendors; the Company's ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; Visa's announced rule change to allow our ATMs to provide dynamic currency conversion beginning mid-April 2019; impacts of new DCC disclosures in Europe; impacts of shares issuable under the Company's convertible bonds; application of or changes to compliance regulations; changes in the Company's relationship with, or in fees charged by, the Company's business partners; competition; the outcome of claims and other loss contingencies affecting the Company; and changes in laws and regulations affecting the Company's business, including tax, immigration and data privacy laws. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company or the SEC. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.